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                                                                    Exhibit 10.5

                                                               Execution Version

                         DEFERRED COMPENSATION AGREEMENT

This agreement (this "Agreement"), dated as of July 29, 2002, is made by and between Biopure Corporation, a Delaware corporation (the "Company"), and Carl W. Rausch (the "Executive").

                                    RECITALS

The Executive and the Company entered into a Deferred Compensation Agreement ("Deferred Compensation Agreement") dated as of August 8, 1990, pursuant to which the Executive agreed to defer incentive compensation in the amount of $700,000 ("Compensation") plus interest ("Interest") thereon at the "Prescribed Rate" as defined therein. Payment of the Compensation was deferred twice for consideration paid by the Company, the last such deferral being by action of the board of directors of the Company taken June 24, 1999; such board action deferred payment of the Compensation and Interest until July 31, 2003 and established the Prescribed Rate from and after July 24, 1999 at 4.71% annually.

The Executive and the Company have agreed to enter into an employment agreement as of the date hereof ("Employment Agreement").


                                    AGREEMENT

Now therefore, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, including but not limited to the Executive's benefits under the Employment Agreement, the Company and the Executive hereby agree as follows:

     1. The Executive hereby cancels, forgives and foregoes entitlement to and receipt of all Interest accrued through the date of this Agreement.

     2. The Company agrees to accelerate payment of the Compensation (i.e., $700,000) to the date hereof. Payment of the Compensation shall be made in full as follows:

                  $233,100, to be retained as withholding tax; and

                  $466,900, to be applied to the payment of outstanding indebtedness from the Executive to the Company;

     3. The Executive represents that he expects that his marginal income tax rate for federal and state taxes for the year 2002 will be approximately 33.3%.

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     4.  The Deferred Compensation Agreement and all amendments thereto and the parties' rights, powers and obligations thereunder are hereby terminated, and any liabilities thereunder are hereby mutually released.

In witness whereof this Agreement has been executed by or on behalf of the parties hereto, as an instrument under seal as of the date first above written.


Biopure Corporation


By: ________________________                      ____________________________
         Title                                    Carl W. Rausch